                                                                    EXHIBIT 23


KPMG Peat Marwick, LLP
200 West Capitol Avenue
Suite 1400
Little Rock, AR   72201-3605





The Board of Directors
J.B. Hunt Transport Services, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-57127) on Form S-8 of J.B. Hunt Transport Services, Inc. of our report dated April 18, 1997, relating to the statements of net assets available for benefits of J.B. Hunt Transport Services, Inc. Employee Retirement Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended and related supplemental schedules, which report appears in the December 31, 1996, annual report on Form 11-K of J.B. Hunt Transport Services, Inc. Employee Retirement Plan.


                                                  /s/ KPMG Peat Marwick LLP
                                                  --------------------------
                                                  /s/ KPMG Peat Marwick LLP


Little Rock, Arkansas
June 23, 1997